Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Mara V. J. Senn, Esq. (VSB No. 43190)
ARNOLD & PORTER LLP

370 Seventeenth Street, Suite 4500
Denver, CO 80202 (303) 863-1000
          - and -
555 Twelfth Street, NW
Washington, DC 20004 (202) 942-5000
          -and-
399 Park Avenue
New York, NY 10022 (212) 715-1000

Counsel to the Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

In re:                                                    )
                                                            )          Case No. 04-13819-SSM
                                                            )          Jointly Administered
US AIRWAYS, INC., et al.1,               )          Chapter 11
                                                            )
                    Debtors.                         )
___________________________)

FINAL ORDER (I) AUTHORIZING DEBTORS' USE OF
CASH COLLATERAL AND (II) PROVIDING ADEQUATE PROTECTION
PURSUANT TO BANKRUPTCY RULES 4001(b) AND 4001(d)

          Upon the Debtors' Motion, dated September 12, 2004, for Bridge, Interim and Final Orders (1) Authorizing the Debtors to Use Cash Collateral; (2) Providing Adequate Protection; (3) Scheduling a Final Hearing; (4) Approving Form and Manner of Notice; and (5) Granting Related Relief (the "Motion")2, wherein the Debtors moved this Court for, among other things, the entry of bridge, interim, and final orders authorizing the Debtors' use of Cash Collateral; the Court having entered a bridge order, dated September 12, 2004 (the "Bridge Order"), with the consent of the ATSB Lender Parties (as hereinafter defined), authorizing the Debtors' use of Cash Collateral and providing adequate protection with respect to the interests of the ATSB Lender Parties; the Court having conducted an interim hearing (the "Interim Hearing") on September 13, 2004, upon due and proper notice, concerning the Debtors' interim use of Cash Collateral, and having entered, with the consent of the ATSB Lender Parties, an interim order (the "Interim Order") at the conclusion of the Interim Hearing, authorizing such use of Cash Collateral on an interim basis and providing adequate protection with respect to the interests of the ATSB Lender Parties; and in accordance with Bankruptcy Rule 4001(b) and (d), due and proper notice of the Motion and the final hearing thereon (the "Final Hearing") having been provided; and the responses and objections to the Motion having been considered; and the appearances of all interested parties having been noted in the record of the Final Hearing; and upon all of the pleadings filed with the Court, all of the proceedings had before the Court and the record of the Interim Hearing and the Final Hearing; and after due deliberation and sufficient cause appearing therefor,

THE COURT HEREBY FINDS AND CONCLUDES THAT:

Background

A.          On September 12, 2004 (the "Petition Date"), the Debtors commenced these chapter 11 cases (the "Cases") by filing respective voluntary petitions for relief under chapter 11 of the Bankruptcy Code in this Court.

B.          The Debtors have continued in the management and operation of their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases. On September 20, 2004, the U.S. Trustee formed the official committee of unsecured creditors for the Cases (the "Committee").

C.          This Court has jurisdiction, pursuant to 28 U.S.C. Sections 157(b) and 1334, over these Cases, and over the persons and property affected hereby. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. Section 157(b)(2). The statutory predicates for the relief sought herein are sections 105, 361, 363 and 507 of the Bankruptcy Code and Rule 4001 (b) and (d) of the Federal Rules of Bankruptcy Procedure. Venue of the Cases in this Court is proper pursuant to 28 U.S.C. Sections 1408 and 1409.

D.          On September 12, 2004, this Court entered a Bridge Order granting the Debtors interim relief by allowing the Debtors to use the Cash Collateral, subject to the conditions and limitations set forth in such Bridge Order, during the period from the Petition Date through the earlier of (i) September 13, 2004, and (ii) the entry or denial of an interim order authorizing the Debtors' continued use of Cash Collateral (the "Bridge Cash Collateral Period"). The Debtors utilized Cash Collateral during the Bridge Cash Collateral Period in compliance with the conditions and limitations of the Bridge Order.

E.          On September 13, 2004, this Court held the Interim Hearing to consider the Debtors' request for continued interim relief and subsequently entered an Interim Order allowing the Debtors to use the Cash Collateral, subject to the conditions and limitations set forth in such Interim Order, during the period from the date of such Interim Order through the earlier of (i) October 15, 2004 and (ii) the entry or denial of a final order authorizing the Debtors' continued use of Cash Collateral (the "Interim Cash Collateral Period"). The Debtors have utilized Cash Collateral during the Interim Cash Collateral Period in compliance with the conditions and limitations of the Interim Order.

ATSB Loan and Cash Collateral

F.          On March 31, 2003, the Debtors emerged from their prior bankruptcy cases before this Court (jointly administered as case no. 02-83984-SSM) in accordance with the "Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. Sections 1129(a) and (b) Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and its Affiliated Debtors and Debtors-in-Possession, as Modified" entered by this Court on March 18, 2003 (as subsequently modified and in effect, the "First Case Confirmation Order").

G.          Upon the Debtors' emergence from the prior bankruptcy cases, US Airways, Inc. ("USAI") obtained a One Billion Dollar ($1,000,000,000) loan from various lenders (the "ATSB Loan"), $900 million of which is guaranteed by the Air Transportation Stabilization Board (the "ATSB") in accordance with the Air Transportation Safety and Stabilization Act of 2001. The ATSB Loan includes a Nine Hundred Million Dollar ($900,000,000) Tranche A loan (the "Tranche A Loan"), the portion of the ATSB Loan that is guaranteed by the ATSB, and a One Hundred Million Dollar ($100,000,000) Tranche B loan (the "Tranche B Loan").

H.          The initial Lenders were Kitty Hawk Funding Corporation, which funded the entire Tranche A Loan as Primary Tranche A Lender (together with its assigns, the "Tranche A Lender"); Bank of America, N.A. ("Bank of America"), which funded $25 million of the Tranche B Loan, and the Retirement Systems of Alabama Holdings LLC ("RSA"), which funded the remaining $75 million of the Tranche B Loan (together, the "Tranche B Lenders"). Kitty Hawk Funding Corporation subsequently assigned its position and rights as Tranche A Lender to the YC SUSI Trust.

I.          The ATSB Loan is evidenced by that certain Loan Agreement dated as of March 31, 2003 (as amended, the "Loan Agreement") among USAI, US Airways Group, Inc. ("Group") and the Subsidiary Guarantors from time to time party thereto (the "Guarantors"), the Tranche A Lender and Tranche B Lenders (collectively, the "Lenders"), Phoenix American Financial Services, Inc., as Loan Administrator (the "Loan Administrator"), Bank of America, (i) as Agent for the Lenders (in such capacity, the "Agent"), (ii) as Agent for the Tranche A Lender (in such capacity, the "Tranche A Agent"), and (iii) as Collateral Agent (in such capacity, the "Collateral Agent" and, together with the Agent and the Tranche A Agent, the "Agents") and the ATSB. The Lenders, the Agents and the ATSB are collectively referred to hereinafter as the "ATSB Lender Parties".

J.          As authorized by the Air Transportation Safety and Stabilization Act, the ATSB guaranteed the Tranche A Loan ($900 million) pursuant to a Guarantee Agreement entered into among the Agent, the Lenders and the ATSB as of March 31, 2003 (the "Guarantee").

K.          The ATSB Loan is secured by a wide range of assets pursuant to the terms of a number of collateral agreements (the "Collateral Agreements") entered into by one or more of the Debtors. The Collateral Agreements include, without limitation, the following agreements, more particularly described in the Motion, each of which was duly executed and delivered as of March 31, 2003:

(i)          a "Security Agreement" among USAI, Group and the Subsidiary Guarantors (collectively, the "Grantors"), and the Collateral Agent;

(ii)         a "Slot Security Agreement" among USAI, certain of the other Debtors, and the Collateral Agent;

(iii-v)      three "Aircraft Mortgage and Security Agreements" among the Collateral Agent and certain of the Debtors;

(vi)         an "Intellectual Property Security Agreement" among the Collateral Agent and certain of the Debtors;

(vii)        a "Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings," relating to certain property in Philadelphia, Pennsylvania, between USAI and the Collateral Agent; and

(viii)       a "Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Florida)," relating to certain property in Orlando, Florida, between USAI and the Collateral Agent.

The Collateral Agreements also include six account control agreements, more particularly described in the Motion, which USAI executed in accordance with the Security Agreement to provide the Collateral Agent control of various Cash Collateral consisting of certain primary deposit accounts, securities accounts, commodity accounts and investment property (the "Accounts"). The collateral granted by the Debtors to the Collateral Agent to secure the ATSB Loan encompasses substantially all of their otherwise unencumbered assets, and includes, without limitation, certain aircraft and engines, equipment and parts, flight simulators, airport takeoff and landing slots, real property, inventory, accounts receivable, the Accounts and other cash assets, investment property, and all proceeds of the foregoing (collectively, the "Pre-Petition Collateral").

L.          In accordance with section 552(b) of the Bankruptcy Code, the Pre-Petition Collateral includes, without limitation, all proceeds, products and profits of the Pre-Petition Collateral, whether existing before or after the commencement of the Cases.

M.          The First Case Confirmation Order provides that the liens on the Pre-Petition Collateral securing the ATSB Loan constitute legal, valid and duly perfected first priority liens and security interests (without the need for any further action or filing), not subject to avoidance, and junior and subordinate only to certain liens and security interests permitted under the Loan Agreement.3 The Collateral Agent also perfected its liens and security interests in the Pre-Petition Collateral through, inter alia, filing in appropriate jurisdictions Uniform Commercial Code financing statements against each of the Grantors, recording liens and aircraft mortgages with the Federal Aviation Administration ("FAA"), recording real property and leasehold mortgages in applicable jurisdictions, filing with the United States Patent and Trademark Office notices of liens on the Debtors' various trademarks and other intellectual property, and obtaining execution of the control agreements relating to the Accounts. Subject to section 12(b) hereof, the Debtors acknowledge and stipulate, that (i) the Collateral Agent holds, for the ratable benefit of the ATSB Lender Parties, valid, binding, enforceable (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code) and perfected liens and security interests in the Pre-Petition Collateral and Cash Collateral pursuant to the terms of the First Case Confirmation Order, the Loan Agreement, and the Collateral Agreements, and (ii) such liens and security interests are not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

N.          As of the Petition Date, the outstanding principal balance of the ATSB Loan equaled $717,567,888 (together with all interest, fees, charges and expenses accrued or to accrue, and which are payable in accordance with the Loan Agreement, the "ATSB Loan Obligations"). Of this principal amount, $645,811,098.76 is outstanding in respect of the Tranche A Loan and $71,756,788.75 is outstanding in respect of the Tranche B Loan.

O.          Subject to section 12(b) hereof, the Debtors acknowledge and stipulate, that (i) the ATSB Loan constitutes a legal, valid and binding obligation of the Debtors, enforceable in accordance with its terms (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code), (ii) no offsets, defenses or counterclaims exist to the currently outstanding ATSB Loan Obligations, and (iii) no portion of the currently outstanding ATSB Loan Obligations is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

P.          Subject to section 12(b) hereof, the Debtors acknowledge and stipulate, that, as of the Petition Date, the Debtors had Unrestricted Cash (as defined in the Loan Agreement) with a value in excess of $745 million in which the ATSB Lender Parties held, by and through the Collateral Agent, a valid, perfected first priority security interest. Such Unrestricted Cash constitutes "cash collateral" under section 363 of the Bankruptcy Code (as used throughout this Final Order, the "Cash Collateral"). Such Cash Collateral comprises substantially all of the unrestricted cash and cash equivalents available to support the Debtors' continued operations.

Q.          The Debtors acknowledge and stipulate that (i) the aggregate value of all the Pre-Petition Collateral (including the Cash Collateral) pledged to the ATSB Lender Parties as security for the ATSB Loan Obligations is, as of the Petition Date, more than the outstanding balance of the ATSB Loan Obligations, and (ii) as a result, the ATSB Lender Parties are entitled to receive payment of post-petition interest, fees and expenses (all as provided for under the terms of the Loan Agreement) in accordance with section 506(b) of the Bankruptcy Code.

R.          An immediate need exists for the Debtors to have continued access to the Cash Collateral in order to continue their operations, meet their payroll and other necessary, ordinary course business expenditures, acquire goods and services, and administer and preserve the value of their estates, and maintain adequate access to cash in amounts customary and necessary for companies of this size in this industry to maintain customer and vendor confidence. The ability of the Debtors to finance their operations by way of working capital requires their access to their cash resources, the absence of which would immediately and irreparably harm the Debtors, their estates, and their creditors. The Debtors require these cash resources to operate their businesses, to preserve the confidences of vendors, suppliers and customers, and to preserve the going concern value of their businesses.

S.          The Debtors have requested, pursuant to section 363(c) of the Bankruptcy Code, that the ATSB Lender Parties consent to the Debtors' use of the Cash Collateral and the other Pre-Petition Collateral pursuant to the terms and conditions of this Final Order during the Final Cash Collateral Period (as defined below). The Debtors acknowledge and stipulate that the ATSB Lender Parties are entitled to adequate protection pursuant to sections 361 and 363(e) of the Bankruptcy Code with respect to the Pre-Petition Collateral, including without limitation to compensate such ATSB Lender Parties for any loss or diminution in value resulting from the use of the Cash Collateral, the use, sale or lease of the Pre-Petition Collateral and the imposition of the automatic stay during the Final Cash Collateral Period and any Extended Cash Collateral Period (as such terms are defined below).

T.          Subject to the entry of and continued effectiveness of this Final Order, the ATSB Lender Parties have consented, and directed the Agents not to object, to the Debtors' use of the Pre-Petition Collateral, including the Cash Collateral, during the Final Cash Collateral Period.

U.          The relief requested in the Motion is, subject to the terms and conditions hereof, necessary, essential, and appropriate for the continued operations of the Debtors' businesses and the preservation of their estates and of the going concern value of the Debtors' businesses.

V.          Good and sufficient cause has been shown for the entry of this Final Order. Among other things, the entry of this Final Order is in the best interests of the Debtors, their creditors and their estates because it will enable the Debtors to (i) continue the orderly operation of their businesses and avoid an immediate shutdown of operations; (ii) meet their obligations for payroll, necessary ordinary course expenditures, and other operating expenses; (iii) pay necessary fees and professional expenses under the Bankruptcy Code and make payments authorized under other Orders entered by this Court; (iv) obtain needed goods and services; (v) retain customer, supplier and employer confidence by demonstrating that they have the financial ability to maintain normal operations; and (vi) maintain adequate cash resources customary and necessary for companies of this size and in the industries in which they operate to maintain customer confidence, thereby avoiding immediate and irreparable harm to the Debtors' estates.

W.          Pursuant to the Interim Order, prior notice of the Final Hearing and the Debtors' request for entry of the Final Order, was given by telecopy, electronic mail, overnight delivery service, hand delivery or regular mail to (i) each of the Initial Notice Parties (as defined in the Motion) and, without duplication, (ii) parties who have filed a request for service, and (iii) counsel to the Committee. Requisite, due and proper notice has been provided in accordance with Bankruptcy Rule 4001, which notice is sufficient for all purposes under the Bankruptcy Code and no other notice need be provided for entry of this Final Order.

          NOW, based upon the Motion of the Debtors and the record before this Court with respect to the Motion made by the Debtors at the Final Hearing, and good cause appearing therefor,

IT IS ORDERED, ADJUDGED AND DECREED that:

(1)          The Motion is GRANTED, subject to the terms and conditions hereof.

Final Cash Collateral Period

                    (2)          Notwithstanding any provision of the Bankruptcy Code or the Bankruptcy Rules to the contrary, this Final Order shall take effect immediately upon signature and shall remain in effect until 11:59 p.m. (New York time) on January 14, 2005 (such period, plus any extension requested by the Debtors and consented to by the ATSB Lender Parties of not more than five business days thereafter, being referred to as the "Final Cash Collateral Period"). The Debtors' ability and authorization to use Cash Collateral during the Final Cash Collateral Period shall at all times be subject to the termination provisions of section 10 in this Final Order. The Final Cash Collateral Period shall be subject to further extension, upon the joint request of the Debtors and the ATSB Lender Parties, after notice and hearing, by entry of an order of this Court extending such Final Cash Collateral Period for an additional period (any such judicially-extended period, based in part on the consent of the ATSB Lender Parties, being an "Extended Cash Collateral Period"). The ATSB Lender Parties expressly reserve their rights to consent to or contest the Debtors' request to use Cash Collateral and the other Pre-Petition Collateral after the Final Cash Collateral Period. The Debtors expressly reserve their rights to seek authorization for use of Cash Collateral after the Final Cash Collateral Period over the objection of the ATSB Lender Parties.

Good Faith, Reliance and Conduct

                     (3)          The Debtors, the ATSB Lender Parties, and their respective agents (including the Loan Administrator), advisors and employees have acted in good faith in negotiating, consenting, and agreeing to the Debtors' use of Cash Collateral as contemplated and provided by this Final Order. The negotiation of the terms and provisions of this Final Order have been conducted at arms' length, and the Debtors believe such terms and provisions are fair and reasonable under the circumstances and reflect the Debtors' exercise of reasonable business judgment consistent with the Debtors' fiduciary duties.

                     (4)          Subject to section 12(b) hereof, the Debtors hereby release the ATSB Lender Parties (in their respective capacities as Lenders, Agents, or as a guarantor with respect to the Loan Agreement, the Guarantee and the Collateral Agreements) and their respective agents (including the Loan Administrator), advisors and employees (in their capacities as such), from any and all claims and causes of action, arising prior to the Petition Date, that the Debtors may possess arising out of, or in any way relating to, the ATSB Loan, the Loan Agreement, the Guarantee, or the Collateral Agreements.

                     (5)          Subject to section 12(b) hereof, nothing in this Final Order, the Loan Agreement, or any of the Collateral Agreements or related documents, shall in any way be construed or interpreted to impose or allow the imposition upon the ATSB Lender Parties (in their capacities as such) or their respective agents (including the Loan Administrator), advisors and employees (in their capacities as such) any liability for any claims arising from the prepetition or postpetition activities of the Debtors or any of their affiliates in the operation of their businesses, or in connection with their restructuring efforts. In exercising any of their rights or remedies, as and when permitted, pursuant to this Final Order, the Loan Agreement, or any Collateral Agreements, neither the ATSB Lender Parties nor the Loan Administrator (or any of them, in their capacities as such) shall be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner or operator" with respect to the operation of management of the Debtors (as such terms, or any similar terms, are used in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended, or any similar federal or state statute).

                     (6)          Based on the findings set forth in this Final Order and in the Interim Order, and the reliance of the ATSB Lender Parties in good faith on the terms thereof, if any of the provisions of this Final Order are hereafter modified, vacated or stayed by an Order of this Court or another court, such stay, modification or vacation shall not affect the validity and enforceability of any lien, security interest or priority authorized for the benefit of any of the ATSB Lender Parties hereunder that is granted or attaches prior to the effective date of such stay, modification or vacation, and any use of the Cash Collateral by the Debtors pursuant to this Final Order prior to the effective date of such modification, stay or vacation shall be governed in all respects by the original provisions of this Final Order.

Authorized Use of Cash Collateral

                     (7)          The Debtors are hereby authorized to use Cash Collateral during the Final Cash Collateral Period (and any Extended Cash Collateral Period), subject to the conditions and limitations set forth below.

                     (8)          The Debtors may use Cash Collateral during the Final Cash Collateral Period (and any Extended Cash Collateral Period) to pay the ordinary and reasonable expenses of operating their businesses, including, without limitation, payroll and benefit expenses, aircraft and engine debt and lease payments, purchase of fuel and supplies, government security and inspection fees, advertising, utility services, payroll taxes, insurance, supplies and equipment vendor and supplier services, and other expenditures as are necessary for operating their businesses; provided, however, that the Debtors shall not be authorized to use any of the Cash Collateral to purchase or otherwise acquire aircraft without the prior written consent of the ATSB Lender Parties, but such prohibition shall not prevent the Debtors from making payments, pursuant to section 365 or section 1110 of the Bankruptcy Code, relating to Section 1110 Assets (as defined below) acquired by the Debtors prior to the Petition Date. The Debtors may also utilize Cash Collateral during the Final Cash Collateral Period (and any Extended Cash Collateral Period) to make payments authorized under other Orders entered by this Court, including for payment of professional and other administrative expenses; provided, however, that notwithstanding anything herein to the contrary, no such Cash Collateral may be used by the Debtors to pay any professional fees or expenses of any party in interest to initiate or prosecute any adversary proceeding (i) to challenge the validity, perfection or enforceability of the ATSB Loan, the Collateral Agreements, or any liens or security interests securing the ATSB Loan (or to undertake any formal discovery proceedings after the commencement of any such adversary proceeding) or (ii) to assert any claims or causes of action against any ATSB Lender Party or the Loan Administrator (in their capacities as such) or their respective agents, advisors and employees, or to conduct formal discovery proceedings after the commencement of any such adversary proceeding. The foregoing shall not be interpreted to prevent the Debtors from paying the reasonable professional fees or expenses of the Committee in connection with the investigation of the liens, security interests, and claims of the ATSB Lender Parties prior to commencement of any adversary proceeding challenging such liens, security interests, and claims.

Adequate Protection for ATSB Lender Parties

For Debtors' Use of Cash Collateral

                     (9)          On account of the Debtors' use of Cash Collateral, their use, sale or lease of the other Pre-Petition Collateral, and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code, in each case during the Final Cash Collateral Period and any Extended Cash Collateral Period, the ATSB Lender Parties are hereby granted the following adequate protection:

                     (a)          The Debtors shall pay, for the benefit of the ATSB Lender Parties, all current interest, fees (including without limitation all fees as described in section 2.8 of the Loan Agreement) and reasonable charges (including without limitation all charges as described in section 11.3 of the Loan Agreement) accruing or payable under the Loan Agreement prior to the expiration of the Final Cash Collateral Period and any Extended Cash Collateral Period; provided that any such unpaid interest and all fees and charges as described in section 2.8 of the Loan Agreement that came due and were payable under the Loan Agreement prior to the Petition Date shall be paid within five (5) business days after the Debtors' receipt of a statement therefor. All such payments of interest shall be calculated at the default rate under the Loan Agreement. All such payments of interest, fees and charges accruing shall be due and payable as and when required under the Loan Agreement.

                     (b)          The Debtors hereby grant, assign and pledge to the Collateral Agent, for the ratable benefit of the ATSB Lender Parties, valid, perfected and enforceable liens and security interests (the "Replacement Liens") in (i) all property owned by any of the Debtors as of the Petition Date in which the Collateral Agent does not hold a valid, enforceable and perfected lien or security interest and the proceeds therefrom, and (ii) all property which becomes part of the Debtors' estates on or after the Petition Date and the proceeds therefrom (collectively (i) and (ii) together being the "Replacement Collateral")4, which property shall include, without limitation, (A) any accounts receivable acquired by the Debtors on or after the Petition Date, and (B) any cash or cash equivalents acquired by the Debtors on or after the Petition Date, which cash or cash equivalents shall be deemed Cash Collateral and subject to the protections of section 363 of the Bankruptcy Code; provided, however, that such Replacement Liens shall not extend or apply to any interest of the Debtors (i) in any aircraft or engine, including all parts, substitutions, renewals and replacements of, improvements, accessions and accumulations incident to each such aircraft or engine to the extent any such asset constitutes equipment within the scope of section 1110(a) of the Bankruptcy Code (all of the foregoing being referred to as "Section 1110 Assets"), (ii) any other asset with respect to which the granting of any such Replacement Lien would cause a default, directly or indirectly, of any Section 1110 Agreement (as defined below), other than a default solely arising from any negative pledge or similar provision in any such Section 1110 Agreement with respect to otherwise unencumbered property; (iii) deposits of cash and cash equivalents, made by the Debtors in the ordinary course of business, of the type described in clause (iii) of the definition of "Permitted Encumbrances" in the Loan Agreement; provided further that (A) the Replacement Liens attach automatically to any reversionary or residual interest the Debtors have in such deposits upon the satisfaction of the obligations secured by such deposits, and (B) such deposits shall not constitute Unrestricted Cash for the purposes of this Final Order (such qualifying deposits being referred to as "Permitted Cash Deposits"); (iv) the Carve-Out (as defined below); or (v) all avoidance actions of the Debtors' estates arising under Sections 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code, and all proceeds thereof (other than proceeds of actions arising under Section 549 with respect to transfers of assets, including Cash Collateral, which constitute either Pre-Petition Collateral or Replacement Collateral, which such proceeds shall remain subject to liens in favor of the ATSB Lender Parties) (all such unencumbered proceeds of such avoidance actions being referred to as the "Unencumbered Chapter 5 Avoidance Proceeds"). For purposes of this Final Order or any other order entered in connection with the use of Cash Collateral (any such order, a "Cash Collateral Order"), a "Section 1110 Agreement" shall include any agreement related to Section 1110 Assets, including, without limitation, security agreements, mortgages, trusts, leases, conditional sale agreements or other instruments applicable to such Section 1110 Assets. For the avoidance of doubt, the Replacement Liens conveyed hereunder shall attach to all of the Pre-Petition Collateral and all proceeds and replacements thereof, including without limitation any of the Pre-Petition Collateral which constitutes Section 1110 Assets. The Replacement Liens granted hereunder shall be limited in amount to the aggregate diminution in value of the interests of the ATSB Lender Parties in the Pre-Petition Collateral during the Final Cash Collateral Period and any Extended Cash Collateral Period.

                     (c)          The Replacement Liens granted under the Bridge Order, the Interim Order, and this Final Order shall be valid, perfected, and enforceable against the Replacement Collateral as of the Petition Date, and shall not be subject to dispute, avoidance or subordination, without further filing or recording of any document or instrument or the taking of any further actions. Notwithstanding the automatic perfection of the Replacement Liens granted pursuant to the Bridge Order, the Interim Order and this Final Order, the ATSB Lender Parties are hereby authorized, but not required, to file or record financing statements, trademark filings, mortgages, notices of lien and other similar instruments in any jurisdiction, or to take any other action they deem necessary or appropriate in order to validate or perfect such Replacement Liens. A certified copy of this Final Order may, in the discretion of any ATSB Lender Party, be filed with or recorded in any filing or recording offices in addition to, or in lieu of, such financing statements, mortgages, notices of lien or other similar instruments, and all filing or recording offices are hereby authorized to accept such certified copy of this Final Order for filing and recording. The Debtors are authorized and directed to execute and deliver all instruments and documents prepared by the ATSB Lender Parties, and to pay all reasonable fees and expenses, that are reasonably required or necessary to facilitate any such filings or recordings elected to be made by the ATSB Lender Parties.

                     (d)          The Replacement Liens granted hereunder shall be subject and subordinate in priority to any liens, security interests and other encumbrances, existing as of the Petition Date, or which attach to the Replacement Collateral, that are valid, perfected, enforceable and unavoidable and that are otherwise senior to the pre-petition liens in favor of the ATSB Lender Parties. Except with respect to purchase money financing obtained by the Debtors after the Petition Date, and any Permitted Cash Deposits made by the Debtors after the Petition Date, the Debtors shall not seek to grant, from and after the Petition Date, any liens or security interests in any of the Pre-Petition Collateral or Replacement Collateral, pursuant to section 364(d) of the Bankruptcy Code or otherwise, which are senior to or made pari passu with any other lien or security interest. The Replacement Liens shall be valid and enforceable against any trustee appointed in any of the Cases, or in any prior or subsequent proceeding affecting the Debtors, including any conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code.

                     (e)          Subject and subordinate only to (i) the Carve-Out, and (ii) a fund (the "Chapter 5 Avoidance Fund") composed of 40% of the Unencumbered Chapter 5 Avoidance Proceeds, the ATSB Loan Obligations are hereby granted and entitled to status as an administrative expense claim (the "Super-Priority Claim") pursuant to section 507(b) of the Bankruptcy Code, with priority over all other administrative expense claims. Such Super-Priority Claim shall be limited in amount to the aggregate diminution in value of the interests of the ATSB Lender Parties in the Pre-Petition Collateral during the Final Cash Collateral Period and any Extended Cash Collateral Period. The Chapter 5 Avoidance Fund shall be distributed in accordance with the priorities established by the Bankruptcy Code, provided that solely for the purposes of any such distribution of the Chapter 5 Avoidance Fund, any remaining Super-Priority Claim shall participate therein only with the priority established by section 507(a)(1) of the Bankruptcy Code.

                     (f)          The Debtors shall pay monthly, promptly upon submission of descriptive summary invoices (with a copy to counsel for the Committee), all reasonable fees, charges, expenses and other amounts incurred or accrued, prior to or during the Final Cash Collateral Period and any Extended Cash Collateral Period, by any of the ATSB Lender Parties (in their capacities as ATSB Lender Parties), or the Loan Administrator (in such capacity), as the case may be, in connection with the Cases or the Loan Agreement, including without limitation, (i) the reasonable attorneys' fees and expenses of Moore & Van Allen PLLC, as counsel to the Agent, the Collateral Agent, and Bank of America as Tranche B Lender, (ii) the reasonable attorneys' fees and expenses of Mayer Brown Rowe and Maw LLP, as counsel to the Tranche A Lender and Tranche A Agent, (iii) the reasonable attorneys' fees and expenses of counsel to RSA as a Tranche B Lender incurred in such capacity; (iv) the reasonable attorneys' fees and expenses of Curtis, Mallet-Prevost, Colt & Mosle LLP, as counsel to the ATSB; (v) the reasonable attorneys' fees and expenses of counsel to the Loan Administrator; and (vi) the reasonable fees and expenses of Lazard Freres & Co. LLC, the financial advisor retained at the direction of certain of the ATSB Lender Parties (the "Financial Advisor") as more particularly described in the engagement letter (the "Financial Advisor Engagement Letter") among the Financial Advisor, the Loan Administrator, the Debtors, the ATSB, and Bank of America as a Tranche B Lender. The Debtors' obligations to make such payments shall include, in each instance, any of such fees, charges, expenses and other amounts which were incurred or accrued but unpaid as of the date hereof (including without limitation amounts incurred or accrued prior to the Petition Date).

                    The Debtors, the Committee, and each other party in interest reserves the right to object to the reasonableness of such fees and expenses. Counsel for each of the ATSB Lender Parties (and the Loan Administrator) shall provide to the Debtors, with copies to each of the other ATSB Lender Parties, the Loan Administrator, and the Committee, by no later than the 20th calendar day of each month, a request for payment of professional fees and expenses incurred during the preceding calendar month. Each of the foregoing parties shall have until the last business day of such month to object to the Debtors' payment of any such fees and expenses on the basis that such fees and expenses are unreasonable. If no objections are made with respect to any particular request for payment, the Debtors shall pay such request for payment by no later than the 5th business day of the succeeding month. If an objection is made with respect to any particular request for payment, such objection shall be in writing, served upon the applicable counsel (but not initially filed with the Court), with a copy to the Debtors, and specify the basis upon which the objecting party asserts that such fees or expenses are unreasonable. The Debtors shall pay, by the 5th business day of the succeeding month, the portion of such request for payment which has not been objected to by any party. If not resolved consensually among the parties by the 10th business day after the objecting party's providing its original objection, the objecting party may file a motion with the Court, commencing a contested matter, and the Court shall resolve any objection to such request for payment. If the objecting party does not file such a motion within such 10-business day period (or such longer period as may be mutually agreed by or among the affected parties), the Debtors shall be required to pay such charges immediately as if no such objection had been raised.

                     (g)          The Debtors shall provide the ATSB Lender Parties, with a copy to the Committee, by electronic mail or other means reasonably acceptable to the persons and at the addresses identified on Exhibit "A" attached hereto, the following information during the Final Cash Collateral Period and any Extended Cash Collateral Period:

                     (1)          On a weekly basis, a rolling 13-week cash forecast (the "Budget") including reports, in form, detail and substance reasonably satisfactory to the ATSB Lender Parties, which show the Debtors' sources and uses of cash from the prior week, and material variances associated therewith, with such Budget and reports to be provided, for the week that ends on Friday, by 12:00 p.m. on the following Wednesday;

                     (2)          On a daily basis, reports in form, detail and substance reasonably satisfactory stating the aggregate amount of Unrestricted Cash (as defined in the Loan Agreement);

                     (3)          Copies of (i) all non-privileged documents provided to the Committee and any other official committee that is appointed in these Cases, (ii) any and all audits prepared by the Debtors' accountants, and (iii) subject to the Debtors' reasonable best efforts, copies of final versions of all non-privileged consultants' reports, appraisals, business plans, and similar documents as they become available to the Debtors;

                     (4)          True and complete copies of each Slot utilization report required to be delivered to the FAA under the Slot Regulations during the Final Cash Collateral and any Extended Cash Collateral Period, along with (i) any related request for waivers or other documentation provided to the FAA in connection therewith and (ii) a summary report, in the form attached as Exhibit "O" to the Loan Agreement, summarizing the Debtors' Slot utilization with respect to the applicable reporting period during the Final Cash Collateral Period and any Extended Cash Collateral Period. These reports and materials shall be delivered to the ATSB Lender Parties as soon as they become available but in any event (i) each such Slot utilization report and such other materials shall be delivered to the ATSB Lender Parties no later than the day that each such Slot utilization report is, or other materials are, submitted to the FAA, and (ii) each such summary report shall be delivered to the ATSB Lender Parties no later than the day that each such Slot utilization report is required to be submitted to the FAA under the Slot Regulations (without giving effect to any extensions or grace periods). In addition, upon a Responsible Officer of any of the Debtors obtaining knowledge of the Debtors' underutilization of any Slot or planned curtailment of the use of any Slot during the Final Cash Collateral Period and any Extended Cash Collateral Period, which is reasonably expected to cause Slots having an Appraised Value of $10,000,000 or more, individually or in the aggregate, to become subject to withdrawal, other revocation or termination by the FAA under the Slot Regulations, the Debtors shall provide the ATSB Lender Parties with prompt written notice of such underutilization or curtailment. For the purposes of this Final Order, the terms "Slot", "Slot Regulations" and "Appraised Value" shall have the meanings ascribed to them in the Loan Agreement; and for the purposes of this paragraph, the term "Responsible Officer" shall have the meaning ascribed to it in the Loan Agreement and in addition any senior vice president of planning, senior vice president of marketing or vice president - network and revenue management of any of the Debtors; and

                     (5)          Within 25 calendar days after the end of each month, all of the financial information, operational information (including slot utilization reports) and related reports, documents and analysis required under the terms of the Loan Agreement. Without limiting the generality of the foregoing sentence, the Debtors shall also provide, in connection with the monthly financial and operating reports required hereby, a copy of the monthly variance analysis of the Debtors' statement of profit and loss, such analysis to be reasonably satisfactory in form, detail and content to the ATSB Lender Parties.

With respect to each of the reports and other materials required by subsections (1), (2), (4) and (5) above, such reports and other materials shall be accompanied by a certification (in a form reasonably satisfactory to the ATSB Lender Parties) of a Responsible Officer (as defined in the Loan Agreement) of the Debtors that the information contained therein is, to the best of his or her knowledge, true and correct in all material respects. With respect to each of the reports and other materials required by subsection (3) above, to the extent that the Debtors are restricted by valid and binding confidentiality arrangements affecting the distribution of any such reports or materials, (i) absent the entry of a court order, the Debtors' delivery of any such reports or materials may be redacted or restricted as specifically required by such reports and other materials, and (ii) the ATSB Lender Parties shall maintain the confidentiality of such reports and materials (and the information contained therein), except to the extent that the disclosure thereof is required by applicable law or court order. With respect to the Slot utilization reports, related requests for waivers and summary reports required by subsection (4) above, the ATSB Lender Parties shall maintain the confidentiality of such reports to the extent required under Section 11.16 of the Loan Agreement.

                     (h)          The Debtors shall comply at all times during the Final Cash Collateral Period with the following financial covenants5:

                     (1)          Minimum Unrestricted Cash. The Debtors shall maintain Unrestricted Cash (as defined in the Loan Agreement) in amounts, (A) measured as of the close of business Friday of each week, not less than the weekly minimums of Unrestricted Cash as set forth in Exhibit "B" attached hereto, and (B) measured as of the close of business of each day from and after January 2, 2005 through the end of the Final Cash Collateral Period, not less than $500,000,000. In addition, at no time may the Debtors have cash or cash equivalents of more than $35,000,000 (or the U.S. dollar equivalents thereof) located in deposit, investment or other accounts other than the Accounts (excluding for the purposes of this calculation any funds subject to Trust Agreements, all PFCs, all User Fees, all Security Service Fees, and all Permitted Cash Deposits).

                     (2)          Minimum EBITDAR. The Debtors shall have a cumulative Consolidated EBITDAR6 of not less than the following amounts measured as of the last day of each fiscal month for the following periods:

Period                               Minimum Cumulative Consolidated EBITDAR

September and October 2004          ($209,800,000)

September, October and
November, 2004                                 ($212,900,000)

The Debtors shall calculate and certify to the ATSB Lender Parties in writing, with a copy to the Committee, not later than the 25th calendar day of each month, the Debtors' actual Consolidated EBITDAR for the preceding calendar month. On or before November 25, 2004, the Debtors shall deliver to the ATSB Lender Parties, with a copy to the Committee, a certificate indicating that the cumulative Consolidated EBITDAR for the period of September and October 2004 equals or exceeds the amount indicated above; and on or before December 25, 2004, the Debtors shall deliver to the ATSB Lender Parties, with a copy to the Committee, a certificate indicating that the cumulative Consolidated EBITDAR for the period of September, October, and November 2004 equals or exceeds the amount indicated above.

                     (3)           Maximum Capital Expenditures. Unless the ATSB Lender Parties shall otherwise consent in writing (with the Debtors' providing notice to the Committee), none of the Debtors shall make or incur any Capital Expenditure, during any fiscal month of the Final Cash Collateral Period, if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Debtors (and their consolidated subsidiaries) on a consolidated basis would exceed the following amounts during the following respective periods:

Period                                                  Maximum Capital Expenditures

September 1 - October 31, 2004                        $16,886,000

September 1 - November 30, 2004                    $22,800,000

September 1 - December 31, 2004                    $25,800,000

For purposes hereof, the term "Capital Expenditures" shall mean any amounts expended or incurred (on a net cash usage basis, i.e., excluding (A) any amounts incurred via purchase money financing extended on customary terms and (B) any credits against purchase prices) for any purchase or other acquisition for value of any asset that is classified on a balance sheet of a Debtor, prepared in accordance with generally accepted accounting principles, as a fixed or capital asset or capital expenditure. For avoidance of doubt, payments by the Debtors, or any of them, on account of their respective obligations in relation to Section 1110 Assets acquired pre-petition shall not constitute Capital Expenditures for the purposes hereof.

                     (i)          Each of the Debtors which holds or operates Slots shall, during the Final Cash Collateral Period and any Extended Cash Collateral Period, utilize its Slots in a manner consistent with the Slot Regulations so as to avoid, by any act or omission of any of the Debtors, the withdrawal, other revocation or termination of Slots by the FAA having an Appraised Value exceeding in the aggregate $10,000,000 at any time for failure to comply with the Slot Regulations or otherwise. The Debtors shall maintain personnel, policies, procedures and a computer database for the monitoring, utilization and management of the Slots in compliance with the Slot Regulations so as to ensure, to the greatest extent operationally feasible, that no Slot becomes subject to withdrawal by the FAA or is otherwise revoked or terminated based upon the Debtors' failure to comply with the Slot Regulations. The Debtors shall not (as lessor or sub-lessor) (A) enter into any lease or sub-lease, with a term of more than one year, with respect to any of its Slots without the prior written consent of the ATSB Lender Parties and notice to the Committee; or (B) enter into any lease or sub-lease, with a term of less than one year, to the extent that, at any time, such transaction would cause either (1) more than 15% of the Slots at any Slot-controlled airport to be subject to such leases, or (2) more than 10% of all of the Debtors' Slots to be subject to such leases.

                     (j)          Each of the Debtors which is the lessee, sub-lessee or other user of airport gates or Gate Leases (as defined in the Loan Agreement) shall (A) with respect to any Focus Airport (as defined below), utilize the gates and comply with the respective Gate Leases so as to avoid, by any act or omission of any of the Debtors, the termination (pursuant to section 365(d)(5) of the Bankruptcy Code or otherwise), rejection, revocation or loss of the right to use of any such gates or Gate Leases, without the prior written consent of the ATSB Lender Parties (which consent shall not be unreasonably withheld) and notice to the Committee; (B) with respect to any other airport, utilize the gates and comply with the respective Gate Leases so as to avoid, by any act or omission by any of the Debtors, the termination (pursuant to section 365(d)(5) of the Bankruptcy Code or otherwise), rejection, revocation or loss of the right to use of more than an aggregate amount of $10,000,000 of such gates and Gate Leases, such amounts to be determined at their current fair market value. The Debtors shall not sub-lease, for a term of more than one year, any of their gates or Gate Leases at any of the Focus Airports without the prior written consent of the ATSB Lender Parties (with notice to the Committee). The Debtors shall not sublease, for a term of less than one year, more than the greater of (x) one gate and Gate Lease at any Focus Airport, and (y) 20% of the gates and Gate Leases at any Focus Airport. For the avoidance of doubt, the Debtors may, without the prior consent of the ATSB Lender Parties, sub-lease gates and Gate Leases at airports other than the Focus Airports for terms of less than one year in the ordinary course of their business. As used in this Final Order, the term "Focus Airport" shall mean the airports located in Boston, Charlotte, Philadelphia, New York (LaGuardia), Washington (Reagan National), and Ft. Lauderdale.

                     (k)          Except to the extent section 345(b) of the Bankruptcy Code requires otherwise, or to the extent permitted by the Court pursuant to the Debtors' Motion to Authorize (A) Continued Maintenance of Existing Bank Accounts, (B) Continued Use of Existing Cash Management System, (C) Continued Use of Existing Business Forms, and (D) Waiver of Investment and Deposit Requirements, pursuant to 11 U.S.C. Sections105(a), 345(b) and 363(c)(1), the Debtors shall maintain their cash management system as in existence as of the Petition Date, including the maintenance of the Accounts as the principal concentration and investment accounts of the Debtors.

                     (l)          Except as represented by the Carve-Out, neither the Debtors, the Committee, any other official committee appointed in these Cases, nor any subsequently appointed trustee for any of the Debtors, shall assert a claim for costs or expenses of the administration of any of these Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, to be charged against the Pre-Petition Collateral or the Replacement Collateral (or assessed against the Collateral Agent, any other ATSB Lender Party, or the Loan Administrator) pursuant to section 506(c) of the Bankruptcy Code or otherwise.

                     (m)          Upon reasonable telephonic notice by any of the ATSB Lender Parties, the Loan Administrator, or the Financial Advisor, the Debtors shall permit such party and any of its agents, advisors, auditors and employees full and reasonable access to the Debtors' books, records and place of business to verify the existence, condition and location of property in which said creditor holds a security interest. The Debtors shall also provide the ATSB Lender Parties, the Loan Administrator, and the Financial Advisor, and any of their agents, advisors, auditors and employees, with reasonable access during normal business hours to all places of business, officers, consultants and employees of the Debtors, all without material disruption to the operation of the business of any of the Debtors. The Debtors shall provide to the ATSB Lender Parties, the Loan Administrator, and the Financial Advisor, with reasonable promptness, such financial information concerning the Debtors' cash flow projections, business plan, and other aspects of operations as such parties may reasonably request from time to time. Notwithstanding the foregoing, none of the Agents, the Loan Administrator, nor the Financial Advisor shall be required to share or provide to RSA copies of any of its materials, analyses, work product or other reports regarding the financial condition, projections, prospects, value or other aspects concerning the Debtors' businesses.

                     (n)          The Debtors shall remit to the Agent, for the benefit of the ATSB Lender Parties, the Net Cash Proceeds from any Asset Sales, within three (3) business days of the Debtors' receipt thereof. Such Net Cash Proceeds shall be applied by the ATSB Lender Parties to the pre-petition ATSB Loan Obligations in accordance with the Loan Agreement. Nothing herein shall imply any consent by any of the ATSB Lender Parties to any such Asset Sale, and each of the ATSB Lender Parties reserves its right to object to any proposed Asset Sale. As used in the Final Order, the terms "Net Cash Proceeds" and "Asset Sales" shall have the meanings ascribed to them in the Loan Agreement.

Termination of Debtors' Ability to Use Cash Collateral

                     (10)          The Debtors' ability to use Cash Collateral during the Final Cash Collateral Period will terminate immediately upon the occurrence of any event described in clauses (a), (d), (e)(1), (f), (g),(i)(1) or (3), (j)(1), (k)(1), or (m) below, or, if any event described in any other clause below shall occur, four business days after any ATSB Lender Party shall deliver written notice to the Debtors that an event of default has occurred:

(a)          the Final Order shall expire as provided in Paragraph (2) without the entry of an order of this Court approving the use of Cash Collateral during an Extended Cash Collateral Period;

(b)          the Debtors fail to comply in any material respect with any of the terms or conditions of this Final Order;

(c)          the Debtors seek any extension of this Final Order, without providing the ATSB Lender Parties a minimum of two (2) business days prior written notice of the hearing on such extension;

(d)          (1) the aggregate amount of Unrestricted Cash is less than the applicable amounts required by section 9(h)(1)(A) of this Final Order, measured as of the close of business on Friday of each week, unless the Debtors certify to the ATSB Lender Parties in writing before 8:00 p.m. (New York time) on the next calendar day (Saturday) that the aggregate amount of Unrestricted Cash is not less than the applicable minimum required by section 9(h)(1)(A) hereof, measured as of such Friday; or (2) from and after January 2, 2005, the aggregate amount of Unrestricted Cash is less than $500,000,000 measured as of the close of business of each business day, unless the Debtors certify to the ATSB Lender Parties in writing before 8:00 p.m. (New York time) on the next calendar day that the aggregate amount of Unrestricted Cash then exceeds $500,000,000;

(e)          (1) the Debtors enter into any asset sale or similar agreement, which agreement is not subject to the consent of the ATSB Lender Parties, for the sale, lease or transfer of the Pre-Petition Collateral, Cash Collateral, Replacement Collateral, or other property of the Debtors, in an amount greater than $20,000,000, individually or in the aggregate; or (2) the Debtors shall fail to remit any of the Net Cash Proceeds from any Asset Sale as required by the terms of this Final Order;

(f)          an application is filed by the Debtors for the approval of any claim arising under section 507(b) of the Bankruptcy Code or any lien in any of the Cases which is pari passu with or senior to the Super-Priority Claim or Replacement Liens, excluding, in all cases, the Super-Priority Claim, Replacement Liens or other liens arising under or otherwise permitted by this Final Order, or pursuant to any other financing agreement made with the prior written consent of the ATSB Lender Parties;

(g)          the commencement of any action by the Debtors against any of the ATSB Lender Parties, or their respective agents (including the Loan Administrator), advisors or employees, to subordinate or avoid any liens or claims made in connection with the ATSB Loan Obligations;

(h)          unless the ATSB Lender Parties shall have previously consented in writing to the Debtors' turnover of certain encumbered aircraft or other assets, as designated by the Debtors from time to time, any Order shall be entered after the date of this Final Order granting relief from the stay arising under section 362 of the Bankruptcy Code to the holder or holders of any security interest, lien or right of setoff to permit foreclosure (or the granting of a deed in lieu of foreclosure or similar instrument), possession, set-off or any similar remedy with respect to any assets of any of the Debtors that have a value (determined as the greater of its book value or fair market value) in excess of $50,000,000 in the aggregate;

(i)          (1) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, (2) the Debtors shall file a motion, or other pleading, seeking dismissal of any of any of the Cases under section 1112 of the Bankruptcy Code, or otherwise; or (3) a trustee under chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the Debtors' business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106 of the Bankruptcy Code shall be appointed or elected in any of the Cases;

(j)          (1) the Debtors fail to pay timely to the Agent, on behalf of the ATSB Lender Parties or the Loan Administrator, current cash payments for all interest and fees due to the ATSB Lender Parties and the Loan Administrator (including without limitation fees due under section 2.8 of the Loan Agreement) under the terms of this Final Cash Collateral Order; or (2) the Debtors fail to pay timely current cash payments for all other charges due to the ATSB Lender Parties (or their counsel, advisors or the Loan Administrator) under the terms of this Final Cash Collateral Order.

(k)          (1) the Debtors shall assert in any pleading filed in any court that any material provision of this Final Order is not valid and binding for any reason, or (2) any material provision of this Final Order shall, for any reason, cease to be valid and binding without the prior written consent of the ATSB Lender Parties;

(l)          the Debtors shall fail in any material respect to comply with section 5.4(a)(Maintenance of Properties) or section 5.4(b)(Insurance) of the Loan Agreement, or the Debtors shall fail in any material respect to comply with any provisions in the Collateral Agreements governing the maintenance of the Debtors' properties or insurance; or

(m)          the FAA shall suspend or revoke the Debtors' Part 121 operating certificate, or the Debtors shall at any time fail to qualify as an "air carrier" within the meaning of the Air Transportation Safety and Stabilization Act, or fail to hold a certificate under 49 U.S.C. Section 41102(a)(1).

                     (11)          Notwithstanding any other term or provision hereof, during the Final Cash Collateral Period, (a) remedies exercisable by the Lenders, the Agent or the Collateral Agent under the Loan Agreement or any Collateral Agreement, and (b) any written notice delivered pursuant to section 10 hereof, shall be exercised or made solely upon the written instruction, or with the written consent, of the ATSB. Wherever any term or provision of this Final Order provides for the consent or approval of the ATSB Lender Parties, such consent shall require at a minimum the written consent of the ATSB. The ATSB authorizes the Agents and the Lenders to consent to and execute this Final Order.

Additional Provisions Governing Rights of the Parties

                     (12)          (a) Upon entry of this Final Order, subject to clauses (b) and (c) hereinafter set forth, (i) the ATSB Loan Obligations constitute allowed secured claims of the ATSB Lender Parties against USAI and each of the Guarantors that is a Debtor in these Cases, (ii) the pre-petition liens and security interests of the Collateral Agent, for the benefit of the ATSB Lender Parties, in the Pre-Petition Collateral are found and deemed valid, perfected, enforceable and not subject to avoidance, and (iii) the claims of the ATSB Lender Parties are found and deemed to be secured by property of the Debtors having a value, as of the Petition Date, in excess of the amount of the ATSB Loan Obligations. None of the ATSB Lender Parties shall be required to file its respective proofs of claim in any of the Debtors' bankruptcy cases, the claims of such ATSB Lender Parties being fully acknowledged by the Debtors and asserted by the ATSB Lender Parties with notice to all parties in interest.

                     (b)          Notwithstanding the foregoing, the determination of the validity, perfection, enforceability and unavoidability of the liens, security interests and claims of the ATSB Lender Parties is without prejudice to the rights of the Committee to investigate and challenge any such liens, security interests and/or claims of the ATSB Loan Parties; provided that any such challenge shall be made by commencement of an adversary proceeding pursuant to Federal Rule of Bankruptcy Procedure 7001, or if appropriate under the Federal Rules of Bankruptcy Procedure, by the initiation of a contested matter (in either instance, an "Adversary Proceeding") on or before December 14, 2004 (subject to extension with the written consent of the ATSB Lender Parties and without further order of the Court) or be forever barred. The Committee shall have standing and authorization to commence any such Adversary Proceeding on behalf of the Debtors' estates without further application to or order of the Court. Despite the initiation of any such challenge to any such liens, security interests or secured claims, such liens, security interests and secured claims shall be presumed to be valid and entitled to the benefit of the Interim Order and this Final Order pending the entry of a final non-appealable judgment and order in favor of the authorized party with respect to such challenge. If no such Adversary Proceeding is properly and timely filed by such date, (i) the pre-petition ATSB Loan Obligations shall not be subject to any other or further challenge, counterclaim, offset, subordination or avoidance by any creditor or other party in interest, including without limitation any subsequently appointed trustee, and (ii) the pre-petition liens and security interests of the Collateral Agent, for the benefit of the ATSB Lender Parties and the Loan Administrator, as the case may be, shall not be subject to any other or further challenge and shall be determined to have been, as of the Petition Date, valid, binding, perfected, enforceable and unavoidable.

                     (c)          The current payment of post-Petition Date interest, fees and expenses as adequate protection under this Final Order is without prejudice (i) to the right of the Committee to commence an Adversary Proceeding, on or before December 14, 2004 (subject to extension with the written consent of the ATSB Lender Parties and without further order of the Court), seeking a determination pursuant to section 506(b) of the Bankruptcy Code that the value of the Pre-Petition Collateral, as of the Petition Date, does not exceed the amount of the ATSB Loan Obligations as of the Petition Date. The commencement of any such Adversary Proceeding shall not modify or abate the obligations of the Debtors to make all such payments, and comply with all other terms and conditions, required by this Final Order. In the event that any such Adversary Proceeding results in a determination by the Court, in a final non-appealable order, that the ATSB Lender Parties were not oversecured as of the Petition Date, then (i) the Debtors' obligations to make all such adequate protection payments (and to comply with all other terms and conditions established by this Final Order) shall not terminate or abate, but all such payments of interest, fees and related charges paid during the Final Cash Collateral Period and any Extended Cash Collateral Period shall be applied to the secured principal amount of the ATSB Loan Obligations as of the Petition Date, or as may otherwise be provided in such order, and (ii) the ATSB Lender Parties shall be entitled to an immediate hearing, conducted on an emergency basis, re-examining the adequate protection of their secured interests in the Pre-Petition Collateral and Replacement Collateral, and the authority of the Debtors to use Cash Collateral. In the absence of the timely commencement by the Committee of any such adversary proceeding, the ATSB Lender Obligations shall be conclusively deemed to be oversecured for all purposes as of the Petition Date.

                     (13)          None of the ATSB Lender Parties (in their capacity as such) shall take any action during the Final Cash Collateral Period or any Extended Cash Collateral Period to seize or take control over any of the Cash Collateral or the Debtors' other property, nor shall they impose freezes of assets or seek to exercise any alleged right of setoff or recoupment, or exercise any other right or remedy against the Pre-Petition Collateral, the Replacement Collateral or the Debtors' other property during the Final Cash Collateral Period or any Extended Cash Collateral Period; provided that each of the ATSB Lender Parties reserve their rights to do any of the foregoing, after receiving authority of the Court to the extent necessary, upon a breach or violation by the Debtors of any of the terms or conditions of this Final Order. Notwithstanding the above, nothing in this section 13 shall impair the rights of any federal agency or entity other than the ATSB in this regard.

                     (14)          The Super-Priority Claim and Replacement Liens granted hereunder to and for the benefit of the ATSB Lender Parties (in their capacities as such) shall be subject and subordinate to a fund for the payment of, (a) prior to the occurrence of a Carve-Out Event (as defined below), (i) unpaid professional fees and disbursements incurred by the professionals retained, pursuant to sections 327 or 1103(a) of the Bankruptcy Code, by the Debtors and the Committee, and approved and allowed by this Court (before or after the Carve-Out Event) pursuant to sections 330 and 331 of the Bankruptcy Code, and (ii) reasonable expenses of the members of the Committee; (b) following the occurrence and during the pendency of a Carve-Out Event, the payment of allowed professional fees and disbursements incurred after the occurrence and during the pendency of a Carve-Out Event by the professionals retained, pursuant to sections 327 or 1103(a) of the Bankruptcy Code, by the Debtors and the Committee, and the reasonable expenses of the members of the Committee, in an aggregate amount not to exceed $5,000,000; and (c) quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(6) and any fees payable to the Clerk of the Bankruptcy Court and any agent thereof (collectively, the "Carve-Out"). Notwithstanding the foregoing, the fees and expenses of the professionals for the Debtors and the Committee shall not be eligible for inclusion in or payment from the Carve-Out to the extent such fees or expenses were incurred in connection with any adversary proceeding challenging the validity, extent, priority, enforceability, or unavoidability of any of the liens, security interests, or claims in favor of any of the ATSB Lender Parties or any transfers by any of the Debtors to any such parties; provided, however, that the Carve-Out may be used to pay professional fees and expenses of the Committee incurred in the investigation (prior to the commencement of any adversary proceeding) of potential causes of action and claims against the Collateral Agent or any of the other ATSB Lender Parties. The foregoing shall not be construed as consent by any ATSB Lender Party to the allowance of any fees and expenses referred to above and shall not affect the right of any of the ATSB Lender Parties to object to the allowance and payment of such amounts.

                    For the purposes of the preceding paragraph, the term "Carve-Out Event" shall mean the termination of the Debtors' authorization to use Cash Collateral.

                     (15)          Notwithstanding any other term or condition hereof, or of the Loan Agreement, Guarantee, or any Collateral Agreement, the ATSB Lender Parties shall not be subject to the equitable doctrine of "marshalling" or any similar doctrine with respect to any of the Pre-Petition Collateral or the Replacement Collateral.

                     (16)          (a)          Nothing in this Final Order or any other Cash Collateral Order (i) shall constitute a waiver, forbearance or adjudication of the rights of any secured party, lessor or vendor, or of any agent for any such entity (including, without limitation, any servicer or beneficial owner of any lessor and including any secured party, lessor or vendor under any aircraft lease or mortgage)(in each case, an "1110 Beneficiary") under section 1110 of the Bankruptcy Code; or (ii) shall prejudice, limit, or otherwise affect any rights of any 1110 Beneficiary or other entity under section 1110 of the Bankruptcy Code, all of which rights are expressly preserved.

                     (b)          Notwithstanding any provision to the contrary in any Cash Collateral Order, to the extent prohibited or restricted under any Section 1110 Agreement, the Collateral Agent, the ATSB Lender Parties and any participant with or successor to the Collateral Agent or ATSB Lender Parties (i) shall not be granted nor shall they have, and the Debtors likewise shall not grant, a security interest in or lien on (A) any Section 1110 Assets, (B) any lease of, or any Debtor's leasehold interest in, any Section 1110 Assets, or (C) any other property or Section 1110 Agreement which is subject to the rights of an 1110 Beneficiary under section 1110 of the Bankruptcy Code (unless such rights of an 1110 Beneficiary arise solely by the right to enforce a negative pledge or similar provision in any Section 1110 Agreement with respect to otherwise unencumbered property); provided, however, that the Replacement Liens of the Collateral Agent and the ATSB Lender Parties shall extend to (i) all of the Section 1110 Assets in which the Collateral Agent held a lien prior to the Petition Date, and (ii) all proceeds from the Debtors' disposition of any Section 1110 Assets and any Section 1110 Agreements, if any, to which the Debtors have any rights after the payment in full of the Debtors' obligations related to such Section 1110 Assets and Section 1110 Agreements as required under section 1110 of the Bankruptcy Code; (ii) shall not be listed as a loss payee or as an additional insured on any insurance policy which the Debtors are obligated to any 1110 Beneficiary to obtain or maintain on or with respect to any Section 1110 Assets; (iii) shall not be entitled to exercise, assert or otherwise have the benefits of any rights or interests of any Debtor under any lease of Section 1110 Assets or property described in clause (b)(i) above, including rights, or interests in, or to any sums payable to, any Debtor under any lease of Section 1110 Assets or property described in clause (b)(i) and rights or interest in or to any property held under such lease; and (iv) shall not be given, and the Debtors likewise shall not place, placards or other indicia of security interests or liens in or on any Section 1110 Assets or property described in clause (b)(i) above in favor of the Collateral Agent, the ATSB Lender Parties or any participant with or successor thereto.

                     (c)          As promptly as reasonably practicable, the Collateral Agent and the ATSB Lender Parties shall remove any liens of record which have been filed on their behalf against any Section 1110 Assets (other than liens filed pursuant to the terms of the Collateral Agreements), including, without limitation, any filings under the Uniform Commercial Code of any state or with the FAA.

                     (d)          The terms of this paragraph may not be amended or superseded without the prior written consent of any affected 1110 Beneficiary.

                     (17)          The provisions of this Final Order shall be binding upon and inure to the benefit of the Debtors, the ATSB Lender Parties, the Loan Administrator, the Committee and any other official committee appointed in these Cases, and any trustee subsequently appointed for the estates of any of the Debtors, whether in the chapter 11 cases or in the event of any conversion of any chapter 11 case to a liquidation administered under chapter 7 of the Bankruptcy Code. Such binding effect is an integral part of the Final Order. The terms of this Final Order supercede the terms of the Interim Order and the Bridge Order.

                     (18)          In the event that any order dismissing any of the Cases of the Debtors is entered pursuant to section 1112 of the Bankruptcy Code, or otherwise, (a) the ATSB Loan Obligations, Replacement Liens and Super-Priority Claims granted to or for the benefit of the ATSB Lender Parties pursuant to this Final Order shall continue in full force and effect and shall maintain their priorities and entitlements as provided in this Final Order until all of the ATSB Loan Obligations shall have been indefeasibly paid in full, and (b) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such claims and liens.

                     (19)          Nothing herein shall be deemed to effect a substantive consolidation of the Cases or to prejudice the rights of the ATSB Lender Parties in the event of any such subsequent substantive consolidation. This Final Order is being entered on a collective basis for administrative convenience only and no finding of fact or conclusion of law is intended to support or cause a substantive consolidation of these Cases.

                     (20)          The Debtors are authorized and directed to execute the Financial Advisor Engagement Letter, in the form attached to this Final Order as Exhibit "C", confirming inter alia their obligations to pay the fees and expenses of the Financial Advisor and their indemnification and contribution obligations thereunder. The indemnification and contribution obligations will survive any termination or expiration of the Engagement Letter, the Loan Agreement, the Final Cash Collateral Period, any Extended Cash Collateral Period and the Cases.

                     (21)          This Final Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon execution hereof.

                     (22)          A further hearing to consider any extension of the Final Cash Collateral Period, and the terms and conditions of the Debtors' use of Cash Collateral and their use, sale or lease of the other Pre-Petition Collateral during such Extended Cash Collateral Period, shall be held on January ___, 2005 at _____ _.m., at the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, 200 S. Washington St., Alexandria, Virginia 22314, before the Honorable Stephen S. Mitchell, Untied States Bankruptcy Judge. The Debtors shall provide at least 20 days prior notice of such hearing to (i) parties who have filed a request for service prior to such date, (ii) counsel to the Committee, and (iii) the United States Department of Justice.

                    SO ORDERED by the Court this ____ day of October, 2004.

                                                            UNITED STATES BANKRUPTCY JUDGE

WE ASK FOR THIS:

____________________________

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Mara V. J. Senn, Esq. (VSB No. 43190)
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, CO 80202 (303) 863-1000
          - and -

555 Twelfth Street, NW
Washington, DC 20004 (202) 942-5000
          -and-

399 Park Avenue
New York, NY 10022 (212) 715-1000
Counsel to the Debtors and Debtors-in-Possession

[signatures continued]

Robert Coulter, Esq.
Assistant United States Attorney
Civil Division
U.S. Department of Justice
-and-

_________________________

Andrea Horowitz Handel
Brendan Collins
Commercial Litigation Branch
Civil Division
U.S. Department of Justice
P. O. Box 875
Ben Franklin Station
Washington, D. C. 20044
(202) 307-0358

Steven J. Reisman
Daniel R. Lenihan
CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
101 Park Avenue
New York, New York 10178-0061
(212) 696-6000

Attorneys for the ATSB as Government Guarantor
of the Tranche A Loans

MOORE & VAN ALLEN, PLLC

____________________________

David S. Walls
David L. Eades
Stephen E. Gruendel
100 North Tryon St., 47th Floor
Charlotte, N.C. 28202
(704) 331-1000

-and-

SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
Monique D. Almy
Steven Tave
The Washington Harbour
3000 K Street, NW, Suite 300
Washington, DC 20007
(410) 685-1120

Attorneys for the Collateral Agent, the Agent,
and Bank of America as a Tranche B Lender

Retirement Systems of Alabama Holdings LLC
135 South Union Street
Montgomery, Alabama 36104

By:________________________

Title:_______________________

NO OBJECTION:

OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.

________________________

Scott L. Hazen
Jennette Barrow-Bosshart
230 Park Avenue
New York, New York 10169-0075
Tel: 212-661-9100

-and-

VORYS, SATER, SEYMOUR AND PEASE LLP

Malcolm M. Mitchell Jr. Esq.
277 South Washington Street, Suite 310
Alexandria, Virginia 22314
(703) 837-6970

Counsel for the Official Committee of Unsecured Creditors

Exhibit "A"

Part 1

Notice Parties for ATSB Lenders

U. S. DEPARTMENT OF JUSTICE

Commercial Litigation Branch
Civil Division
P.O. Box 875
Ben Franklin Station
Washington, DC 20044

Andrea Horowitz Handel	Tel: 202-307-0358 Fax: 202-514-9163 Andrea.Handel@usdoj.gov
Brendan Collins	Tel: 202-616-2231 Brendan.Collins@usdoj.gov

AIR TRANSPORTATION STABILIZATION BOARD

1120 Vermont Avenue
Suite 970
Washington, DC 20005
Tel:          202-622-3550
Fax:          202-622-3420

Name/Title	Office
Mark R. Dayton	Tel: 202-622-3767 Fax: 202-622-3420 Mark.Dayton@do.treas.gov
Marguerite Owen	Tel: 202-622-3808 Fax: 202-622-3420 Marguerite.owen@do.treas.gov
Jaydeep Borwankar	Tel: 202-622-3755 Fax: 202-622-3420 Jaydeep.borwankar@do.treas.gov

LAZARD FRERES & CO., LLC

Chicago:          200 West Madison Street
                           Suite 2200
                           Chicago, IL 60606-3416
Name/Title	Office
David S. Kurtz	Tel: 312-407-6615 Fax: 312-407-6620 David.kurtz@lazard.com
Joe Miller	Tel: 312-407-6674 Fax: 312-407-6620 Joe.miller@lazard.com

New York:          30 Rockefeller Plaza
                             New York, NY 10020
                             Tel: 212-632-6000
Name/Title	Office
Barry Ridings Eric Mendelsohn	Tel: 212-632-6896 Fax: 212-332-1748 Barry.ridings@lazard.com Tel: 212-632-1423 Fax: 212-332-1748 Eric.mendelsohn@lazard.com

 BANK OF AMERICA, N.A.
Bank of America Corporate Center
100 North Tryon Street
NC1-002-29-01
Charlotte, NC 28255
Name/Title	Office
DeWitt King	Tel: 704-386-8554 Fax: 704-386-1759 dewitt w. king@bankofamerica.com
Elizabeth Baird	Tel: 704-386-0605 Elizabeth.h.baird@bankofamerica.com

MOORE & VAN ALLEN PLLC
Bank of America Corporate Center
100 North Tryon Street
Suite 4700
Charlotte, NC 28202-4003
Name/Title	Office
David Eades	Tel: 704-331-1044 Fax: 704-378-2044 davideades@mvalaw.com
David Walls	Tel: 704-331-1058 Fax: 704-378-2058 davidwalls@mvalaw.com
Stephen Gruendel	Tel: 704-331-3533 Fax: 704-339-5833 stevegruendel@mvalaw.com

 CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
101 Park Avenue
New York, NY 10178-0061
Tel: 212-696-6000
Fax: 212-697-1559

Name/Title	Office
Daniel Lenihan	Tel: 212-696-6949 Fax: 212-697-1559 dlenihan@cm-p.com
Steven J. Reisman	Tel: 212-696-6065 Fax: 212-697-1559 sreisman@cm-p.com

Counsel to RSA as a Tranche B Lender as shall hereafter be identified by RSA to the parties

Part 2

Notice Parties for the Committee

OTTERBOURG, STEINDLER, HOUSTON
& ROSEN, P.C.
230 Park Avenue
New York, New York 10169-0075
Counsel for the Committee

Name/Title	Office
Scott L. Hazan	Tel: 212-661-9100, Ext. 847 Fax: 212-682-6104 shazan@oshr.com
Brett H. Miller	Tel: 212-661-9100, Ext. 827 Fax: 212-682-6104 bmiller@oshr.com

ERNST & YOUNG CORPORATE
FINANCE LLC
5 Times Square
New York, New York 10036
Name/Title	Office
Robert Warshauer	Tel: 212-773-7300 Fax: 212-773-0221 ROBERT.WARSHAUER@EYFC.com
Elizabeth Borow	Tel: 212-773-6938 Fax: 212-773-8182 ELIZABETH.BOROW@EYCF.com

EXHIBIT "B"

Weekly Minimum Unrestricted Cash

For the Week Ending                              Weekly Minimum Unrestricted Cash

10/22/04                                                    $754,419,000

10/29/04                                                    $762,568,000

11/05/04                                                    $776,756,000

11/12/04                                                    $684,852,000

11/19/04                                                    $713,839,000

11/26/04                                                    $723,214,000

12/03/04                                                    $656,025,000

12/10/04                                                    $659,802,000

12/17/04                                                    $636,329,000

12/24/04                                                    $653,213,000

12/31/04                                                    $648,395,000

1/07/05                                                      $575,000,000

1/14/05                                                      $550,000,000

 EXHIBIT "C"

As of September 9th, 2004

PHOENIX AMERICAN FINANCIAL SERVICES, INC.
2401 Kerner Boulevard
San Rafael, CA 94901-5529

AIR TRANSPORTATION STABILIZATION BOARD
1120 Vermont Avenue, NW
Suite 970
Washington, DC 20005

BANK OF AMERICA, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, NC 28255

US AIRWAYS, INC
Corporate Headquarters
2345 Crystal Drive
Arlington, VA 22227

Ladies and Gentlemen:

This letter agreement (the "Agreement") confirms the terms under which Phoenix American Financial Services, Inc., as Loan Administrator (the "Loan Administrator") acting on behalf of and for the benefit of the Air Transportation Stabilization Board (the "ATSB") and Bank of America, N.A., as Tranche B Lender (together with the ATSB, the "Creditors") has, under the terms of the Loan Agreement referred to below and pursuant to the written request to enter into this Agreement by the Creditors to the Loan Administrator dated as of the date hereof, engaged Lazard Freres & Co. LLC (the "Investment Banker") as its financial adviser with respect to a possible Restructuring (as defined below), a possible Business Combination (as defined below), and such other financial and investment banking matters related to the Company (as defined below) which the Loan Administrator, the Creditors and the Investment Banker may agree in writing during the term of this engagement.

For purposes hereof, the terms (i) the "Company" means US Airways Inc., US Airways Group, Inc. and the Subsidiary Guarantors (as defined in the Loan Agreement) , and shall also include any successor to or assignee of all or substantially all of the assets and/or business of US Airways Inc., US Airways Group, Inc. or the Subsidiary Guarantors (as defined in the Loan Agreement) , and (ii) the "Loan Agreement" means that certain Loan Agreement dated as of March 31, 2003, as amended, among US Airways, Inc., US Airways Group, Inc., the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto, Bank of America, N.A., as Agent, YC SUSI Administrative Agent and Collateral Agent, the Loan Administrator and the ATSB. If appropriate in connection with performing its services for the Creditors and the Loan Administrator hereunder, the Investment Banker may utilize the services of one or more of its affiliates, in which case references herein to the Investment Banker shall include such affiliates.

I.     Scope of Services. The Investment Banker, as financial adviser to the Creditors, shall perform the following advisory and related and like services, as reasonably requested by the Creditors or the Loan Administrator:

a.     to the extent appropriate and feasible, review and analyze the business, operations, cash flows, properties, assets and liabilities, financial condition and prospects of the Company;

b.     assist in the determination of capital structure for the Company;

c.     assist (with the help of other professionals, as needed) in the determination of a range of values for the Company, its assets and operations (as a whole or segments thereof) on a going concern basis, and the range of values of the Company's assets on a liquidation basis;

d.     as necessary and within the Investment Banker's expertise, provide written and oral testimony concerning the services provided hereunder in proceedings before the United States Bankruptcy Court for the Eastern District of Virginia Alexandria Division (the "Bankruptcy Court")in such forms and with such qualifications as determined appropriate by the Investment Banker;

e.     attend meetings of the Creditors relating to and advise on possible Restructurings or Business Combinations of the Company, and attend due diligence meetings with the Company;

f.     review and provide an analysis of all proposed restructuring plans (as the same may be modified from time to time, a "Plan") proposed by any party;

g.     review and provide an analysis of any new securities, other consideration or other inducements to be offered and/or issued under any proposed Plan;

h.     assist the Creditors and/or participate in negotiations with the Company;

i.     assist the Creditors in preparing documentation within the Investment Banker's area of expertise required in connection with any proposed Plan;

j.     advise and assist the Creditors in evaluating any potential financing by the Company;

k.     assist the Creditors in identifying and evaluating candidates and proposals for a potential Business Combination, advise the Creditors in connection with and participating in negotiations, and aid in the consummation of a Business Combination;

l.     when and as requested by the Creditors, render reports to the Creditors as the Investment Banker deems appropriate under the circumstances;

m.     participate, to the extent reasonably requested by the Creditors, in hearings before the Bankruptcy Court, with respect to the matters upon which the Investment Banker has provided advice; and

n.     provide the Creditors with other general restructuring advice relating to the Company.

For purposes of this Agreement, the term "Restructuring" shall mean any recapitalization, reorganization, refinancing or restructuring of all or a portion of the Company's existing debt or other obligations that is achieved, without limitation, through a solicitation of waivers and consents, rescheduling of maturities, change in interest rates, repurchase, settlement or forgiveness, modification or amendment of terms, conversion of debt into equity, an exchange offer or issuance of new securities, sale or disposition of assets, securities or other interests, or other similar transaction or series of transactions, or the sale by the Company of any of its assets.

For purposes of this Agreement, the term "Business Combination" shall mean any transaction or series of related transactions involving, directly or indirectly, (i) an acquisition, merger, consolidation, or other business combination pursuant to which the business or assets of the Company are sold or combined with another company or any of such company's subsidiaries, (ii) the acquisition by a buyer (which term shall include a "group" of persons as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), of equity interests or options, or any combination thereof constituting a controlling interest in the then outstanding stock of the Company or possessing a controlling interest in the then outstanding voting power of the Company, (iii) any other purchase or acquisition by a third party of all or a significant portion of the assets of the Company; or (iv) the formation of a joint venture or partnership by the Company with a third party or an investment by a third party in the Company that has the effect of transferring a controlling or significant minority interest in the Company to such third party.

For purposes of the foregoing definition of Restructuring and Business Combination, the term "Company" shall also include any entity formed, used or invested in to consummate a transaction.

In rendering its services to the Loan Administrator and the Creditors hereunder, the Investment Banker is not assuming any responsibility for the Loan Administrator's or the Creditors' underlying business decision to consent (or not to consent) to any Restructuring, Business Combination or other transaction proposed by the Company. The Creditors and the Loan Administrator agree that the Investment Banker shall not have any obligation or responsibility to provide accounting, audit, "crisis management," or business consultant services for the Company and shall have no responsibility for designing or implementing operating, organizational, administrative, cash management or liquidity improvements, or to provide any fairness opinions. The Investment Banker will not as part of any aspect of this engagement, undertake any independent appraisal of any of the assets or liabilities of the Company or any counterparties to a transaction, or advise on any issues of solvency. The Creditors and the Loan Administrator confirm that they will rely on their own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

The Creditors shall use their reasonable efforts to cause the Company to (i) make available to the Investment Banker all material information concerning the business, assets, operations, financial condition and prospects of the Company and (ii) provide access to the Company's officers, directors, employees, counsel and other advisors and agents as the Investment Banker deems appropriate in connection with the services to be performed for the Creditors hereunder. The Loan Administrator and the Creditors recognize and confirm that in advising the Loan Administrator and the Creditors and completing its engagement hereunder, the Investment Banker will be using and relying on publicly available information and on data, material and other information furnished to the Investment Banker by the Company, the Creditors, the Loan Administrator and other parties. It is understood that in performing under this engagement, the Investment Banker may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished. The Investment Banker will treat any non-public information furnished to it confidentially and, unless required by subpoena or other valid legal process or as contemplated by this engagement, will not disclose to any third party (other than the Investment Banker's counsel) any non-public information. The Investment Banker will not use such confidential information for any purpose other than pursuant to its engagement hereunder.

Nothing in this Agreement is intended to obligate or commit the Investment Banker or any of its affiliates to provide any services other than those set forth above. The Investment Banker agrees that it will not provide services to any third party in connection with the Company's bankruptcy proceedings, including without limitation any purchaser in a Business Combination or party to any Restructuring, without the Creditors' prior written consent. For the avoidance of doubt, the foregoing shall not restrict any of the Investment Banker's broker-dealer or asset management activities, which are separated by information walls.

II.     Compensation. The Investment Banker's compensation for services rendered under this Agreement shall be paid by the Company pursuant to the terms of that certain Interim Order Authorizing Debtors Use of Cash Collateral, etc. entered by the Bankruptcy Court on September 13, 2004 and any successor order entered into with the Investment Banker's consent, and will consist of the following cash fees:

A.     Monthly Advisory Fee. A monthly financial advisory fee of $250,000 per calendar month (the "Monthly Advisory Fee"), which shall be due and paid by the Company on the first business day of each month during the term of this engagement, except that the Monthly Advisory Fee for September 2004 shall be due immediately in the amount of $185,500, which is prorated for the number of days of engagement in the month. The Creditors shall have the one-time option exercisable upon notice to the Investment Banker to reduce the Monthly Advisory Fee to $125,000 for a period not to exceed three months if, in the reasonable judgment of the Creditors, the services to be provided by the Investment Banker during the designated months will be insubstantial.

B.     Full Payment Fee. If the Obligations (as defined in the Loan Agreement) to the Creditors are satisfied in full, either through cash payment or the assumption of the obligations by the reorganized entities or a third party consented to by (whether or not preceded by an objection) the Creditors, the Company shall pay the Investment Banker a fee (the "Full Payment Fee"), payable upon the occurrence of such an event, equal to $1,000,000.

C.     No fee payable to any other person, by the Creditors, the Loan Administrator, the Company or any other party, shall reduce or otherwise affect any fee payable hereunder to the Investment Banker. For the avoidance of any doubt, any fees or expenses payable to the Investment Banker pursuant to this Agreement shall be paid by the Company and not the Loan Administrator or the Creditors.

III.     Out-of-Pocket Expenses. In addition to any fees payable to the Investment Banker hereunder, the Company shall reimburse the Investment Banker on a monthly basis for its travel, document production and other reasonable out-of-pocket expenses (including without limitation the reasonable fees and expenses of counsel retained by the Investment Banker with any of the Creditors' prior written consent) incurred in connection with, or arising out of the Investment Banker's activities under or contemplated by this engagement.

IV.     Indemnification and Limitation of Liability. The Loan Administrator and the Creditors each agree that none of the Investment Banker, its affiliates and controlling persons and each of their directors, officers, members or employees, or any of their respective successors or assigns (collectively, the "Indemnified Persons") shall be liable to the Loan Administrator or any of the Creditors for any actions, damages, claims, liabilities, costs, expenses or losses (collectively, "Losses") in any way arising out of or relating to this engagement or the performance or non-performance of the services hereunder, except to the extent that such Losses have resulted from such Indemnified Person's gross negligence or willful misconduct. Each of the Company, the Loan Administrator and the Creditors agrees that the Investment Banker is retained hereunder as a permitted subcontractor to the Loan Administrator pursuant to the Loan Agreement and all Indemnified Persons are entitled to the full benefit afforded to the Loan Administrator (as if for such purposes only any such Indemnified Person were the Loan Administrator) pursuant to the terms of Section 8.2 and Section 8.3 of the Loan Agreement, which are an integral part of this Agreement, are incorporated by reference herein, and shall survive any termination or completion of the Investment Banker's engagement hereunder, except that none of the Indemnified Persons will be deemed to have the duties set forth in Section 8.1 or Article VIII of the Loan Agreement and except that the indemnification provisions therein shall apply to all Losses arising in any way arising out of or relating to this engagement or the performance or non-performance of the services hereunder, whether or not any services were taken or omitted at the request of a Requesting Party (as defined in the Loan Agreement). In addition, if for any reason indemnification hereunder or under Section 8.3 of the Loan Agreement is held unenforceable (other than by reason of gross negligence or willful misconduct of an Indemnified Person), then the Company agrees to contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, in the matters contemplated by our engagement as well as the relative fault with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event shall any Indemnified Persons contribute an aggregate amount in excess of the aggregate fees actually paid to the Investment Banker for our investment banking services. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, IN THE LOAN AGREEMENT, OR IN ANY OTHER AGREEMENT BETWEEN OR AMONG ANY OF THE PARTIES TO THE CONTRARY, NEITHER THE LOAN ADMINISTRATOR NOR ANY OF THE CREDITORS SHALL BE OBLIGATED TO INDEMNIFY THE INVESTMENT BANKER (EITHER DIRECTLY OR OUT OF THE PROCEEDS OF COLLATERAL (AS DEFINED IN THE LOAN AGREEMENT) PURSUANT TO THE WATERFALL PROVISIONS SET FORTH IN SECTION 2.9(E) OF THE LOAN AGREEMENT) FOR ANY ACTIONS, CLAIMS, LIABILITIES, COSTS OR LOSSES IN CONNECTION WITH THE ENGAGEMENT OF THE INVESTMENT BANKER CONTEMPLATED HEREBY. THE COMPANY ACKNOWLEDGES THAT, IN LIGHT OF THE FOREGOING SENTENCE, IT HAS ASSUMED AND AGREED TO PAY THE FULL AMOUNT OF ANY INDEMNIFICATION OBLIGATIONS OF ANY INDEMNIFIED PERSONS TO THE EXTENT DESCRIBED ABOVE. The terms of this Section IV will survive any termination or expiration of this Agreement, the Loan Agreement, the final cash collateral period, any extended cash collateral period and the Company's chapter 11 cases.

V.     Termination. This Agreement and the Investment Banker's engagement hereunder may be terminated by either the Creditors or the Investment Banker at any time, with or without cause, upon written notice thereof to the other party or parties; provided, however, that (a) termination of the Investment Banker's engagement hereunder shall not affect the continuing obligations and agreements of the parties under paragraphs IV, V, VI, VIII, IX and XI hereof, (b) except in the case of termination of the Investment Banker for cause, the Investment Banker shall be entitled to receive the Full Payment Fee in the event that the Company's obligations to the Creditors are satisfied in full during the period from termination of this Agreement until one year following such termination, and (c) any termination of the Investment Banker's engagement hereunder shall not affect the Company's obligation to pay any fees accrued and to reimburse expenses incurred prior to such termination.

VI.     Independent Contractor. The Investment Banker has been retained under this Agreement as an independent contractor with no agency relationship to the Company, the Creditors or the Loan Administrator or to any other party. The advice (oral or written) rendered by the Investment Banker pursuant to this Agreement is intended solely for the benefit and use of the Creditors and the Loan Administrator in considering the matters to which this Agreement relates, and the Creditors and the Loan Administrator agree that such advice may not be relied upon by any other person or entity, used for any other purpose or reproduced, disseminated, quoted or referred to at any time (other than in a format acceptable to Investment Banker in connection with any proceedings in the Bankruptcy Court) in any manner for any purpose, nor shall any public references to the Investment Banker be made by the Loan Administrator, the Creditors or the Company (other than in connection with any proceedings in the Bankruptcy Court), without the prior written consent of the Investment Banker.

VII.     Credit. The Creditors and the Loan Administrator agree that the Investment Banker shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Creditors hereunder.

VIII.     Court Approval. To the extent any obligations of the Company hereunder require the approval (and such approval has not previously been obtained) of the Bankruptcy Court, such obligations shall be effective only upon such approval; provided, that any delay in obtaining or failure to obtain any such approval shall not in any way modify, diminish or otherwise effect the obligations of any other parties hereunder which obligations do not require the approval of the Bankruptcy Court.

IX.     Choice of Law; Jurisdiction. This Agreement shall be deemed to be made in New York. This Agreement and all controversies arising from or relating to performance of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to such state's rules concerning conflicts of laws that might provide for any other choice of law. The Loan Administrator, the Creditors (other than the ATSB) and the Investment Banker hereby irrevocably consent to personal jurisdiction in the Supreme Court of the State of New York in New York County, Commercial Part, or any Federal court sitting in the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any of the agreements or transactions contemplated hereby which is brought by or against any such persons, and hereby waives any objection to venue with respect thereto, and hereby agree that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court, and that such courts shall have exclusive jurisdiction over any claims arising out of or relating to such agreements or transactions; provided that in the during the pendency of the Company's proceedings under chapter 11 of the Bankruptcy Code, any claims in respect of the Company's obligations in respect of this Agreement shall be heard and determined by the Bankruptcy Court. The Loan Administrator, the Creditors (other than the ATSB) and the Investment Banker hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth below, such service to become effective ten (10) days after such mailing. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN CONNECTION WITH THE INVESTMENT BANKER'S ENGAGEMENT IS HEREBY WAIVED (OTHER THAN BY THE ATSB).

X.     Successors and Assigns. This Agreement shall be binding upon the Investment Banker, the Loan Administrator, the Creditors and the Company and their respective successors and assigns. This Agreement is not intended to confer any rights upon the Company or any shareholder, creditor, owner or partner of the Company, or any other person or entity not a party hereto (other than as referred to in paragraph IV and the provisions incorporated by reference therein). The Company's obligations hereunder are joint and several.

XI.     Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes in entirety any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

XII.     Authority; Retention in Insolvency Proceedings. Each party hereto represents and warrants that it has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby. Each party hereto further represents and warrants that this Agreement has been duly and validly authorized by all necessary corporate or other action on the part of such party, has been duly executed and delivered by such party and constitutes a legal, valid and binding Agreement of such party, enforceable in accordance with its terms. Without limiting the generality of the foregoing, US Airways, Inc. further confirms that it has requisite power to enter into this Agreement and the transactions contemplated hereby on behalf of the Company. The Company, the Creditors and the Investment Banker each agree to use their respective best efforts to cause the terms of this Agreement to be approved by the Bankruptcy Court.

XIII.     Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall, and shall be deemed to, be an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding Agreement between the Investment Banker, on the one hand, and the Loan Administrator, the Creditors and the Company, on the other hand.

                                                  Very truly yours,

                                                  LAZARD FRERES & CO. LLC

                                                  By: ________________________________
                                                            Name:          David S. Kurtz
                                                            Title:          Managing Director

Accepted and Agreed to:

US AIRWAYS, INC., Borrower, on behalf of the Company

By: _____________________________________
Name:
Title:

PHOENIX AMERICAN FINANCIAL SERVICES, INC.
As Loan Administrator

By: _____________________________________
Name:
Title:

AIR TRANSPORTATION STABILIZATION BOARD

By: __________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as Tranche B Lender

By: __________________________
Name:
Title:

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1.      The Debtors are the following entities: US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc.

2.      Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Motion.

3.      Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. Sections 1129(a) and Fed. R. Bankr. P. 3020 Confirming the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Its Affiliated Debtors and Debtors-In-Possession, as Modified, Paragraph 47.

4.      Notwithstanding any other term or provision of this Final Order, the Replacement Collateral shall not, for the avoidance of doubt, include (i) any assets which are governed by "Trust Agreements", as such term is defined in the Loan Agreement, (ii) passenger facility charges (the "PFCs") collected by the Debtors or the Debtors' agents pursuant to 49 U.S.C. Section 40117 and 14 C.F.R. part 158, whether or not such PFCs are held in a trust account; (iii) passenger inspection user fees (the "User Fees") collected by the Debtors or the Debtors' agents pursuant to 21 U.S.C. Section 136a, 8 U.S.C. Section 1356, and/or 19 U.S.C. Section 58c, whether or not such User Fees are held in a trust account; (iv) security service fees (the "Security Service Fees") collected by the Debtors or the Debtors' agents pursuant to 49 C.F.R. part 1510, whether or not such Security Service Fees are held in a trust account; (v) any deposit or reserve delivered by a Debtor to a Section 1110 Beneficiary (as defined below) in connection with the purchase, financing or lease of a Section 1110 Asset (as defined below); provided that the Replacement Liens attach automatically to any reversionary or residual interest any Debtor may have in such deposit or reserve upon the satisfaction of the obligations secured thereby; and (vi) any third party assets that are subject to a valid consignment or bailment under the law of the applicable jurisdiction. To the extent that the Debtors are required by applicable statute or regulation, or by order of the Court, to segregate any of such PFCs, User Fees or Security Service Fees, the Debtors shall comply with such requirements and shall not commingle any such funds or amounts with the Unrestricted Cash. For the avoidance of doubt, any such funds described in clauses (i) through (v) above shall not constitute "Unrestricted Cash" for the purposes of this Final Order.

5.      To the extent that the Debtors and the ATSB Lender Parties agree to extend the Debtors' use of Cash Collateral for any Extended Cash Collateral Period, the Debtors and the ATSB Lender Parties contemplate that the financial covenants contained in section 9(h)(1) through (h)(3) will need to be modified to apply to any such Extended Cash Collateral Period.

6.      Consolidated EBITDAR means, for any period, the sum of (i) the consolidated operating income of the Debtors for such period, (ii) rental expenses of the Debtors for such period under aircraft operating leases, (iii) depreciation and non-cash amortization expenses and extraordinary charges, including restructuring charges, and other unusual items of the Debtors that were recognized in arriving at the amount of such consolidated operating income for such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.